Exhibit 10.2
AMENDMENT TO THE COMPANY’S OUTSIDE DIRECTORS STOCK
AND INCENTIVE COMPENSATION PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the “Plan”) effective May 11, 1999 in order to encourage equity ownership in the Company among its executives and to align the financial interests of such executives and the Company’s stockholders;
     WHEREAS, the Company amended and restated the Plan effective May 14, 2008, without the need for approval from the Company’s stockholders
     WHEREAS, the Plan provides for a ten year term;
     WHEREAS, Section 14 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to extend its term indefinitely, provided that the Company shall not grant new awards under the Plan following the effective date of this amendment unless such grants are approved by the Company’s stockholders; and
     WHEREAS, the Company intends to seek approval for continued grants under the Plan throughout the Plan’s term, as extended by this amendment, at its annual meeting on May 12, 2009;
     NOW, THEREFORE, the Plan is hereby amended by restating Section 15 of the Plan in its entirety as follows:
     15. Term of the Plan.
     The Plan shall remain in effect until such time that it is terminated by the Board; provided, however, that no new Awards may be made under the Plan unless approval for such action is given by the Company’s stockholders at the Company’s 2009 annual meeting. If such approval is attained at the Company’s 2009 annual meeting, Awards may be made under the Plan, in accordance with the Plan’s terms, until such time that additional approval from the Company’s stockholders would be required under any law, regulation or stock exchange requirement. Notwithstanding the foregoing, neither termination of the Plan nor failure to receive approval from the Company’s stockholders at the Company’s 2009 annual meeting shall, without the consent of any Participant who then holds an Award, alter or impair any rights or obligations in respect of such Award.
     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on this the 24th day of March, 2009.

LIFEPOINT HOSPITALS, INC.
By:	/s/ John P. Bumpus

Its:	EVP and Chief Administrative Officer